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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) FEBRUARY 3, 2005
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                     UNITED AMERICAN HEALTHCARE CORPORATION
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             (Exact name of registrant as specified in its charter)

     MICHIGAN                          000-18839                38-2526913
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)


300 RIVER PLACE, SUITE 4950, DETROIT, MICHIGAN                    48207
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  (Address of principal executive offices)                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE            (313) 393-4571
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communication pursuant to Rule 425 under the Securities Act.
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act.
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act.


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ITEM 8.01.  OTHER EVENTS.

         On February 3, 2005, the Company was served with a summons and complaint in a lawsuit filed in the Circuit Court for the 30th Judicial Circuit, in the County of Ingham, Michigan, Case No. 05127CK, entitled Provider Creditors Committee on behalf of Michigan Health Maintenance Organizations Plans, Inc., f/k/a OmniCare Health Plan v. United American Health Care Corporation, United American of Tennessee, Julius V. Combs, M.D., William B. Fitzgerald, Anita C.R. Gorham and Harcourt G. Harris, M.D. The complaint seeks damages "in excess of $62 million" from the Company and other defendants based on allegations that the Company breached its management agreement with OmniCare Health Plan in Michigan ("OmniCare-MI") and that the Company's actions as the management company of OmniCare-MI resulted in such alleged damages. The Company intends to file an answer denying those allegations, to assert affirmative defenses and to vigorously defend the lawsuit.

         The Company previously reported the possibility of this lawsuit and the source of up to $200,000 to pay the plaintiff's legal expenses in its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as follows in pertinent part:

         On June 17, 2004, a Circuit Court judge for the 30th Judicial Circuit, in Ingham County, Michigan, conducted a hearing and approved a report and recommendation filed by the court-appointed Special Deputy Rehabilitator of OmniCare-MI, in case no. 98-88265-CR, to which the Company is not a party. The Company provided services for many years to OmniCare-MI under a management agreement that terminated November 1, 2002. The approved report and recommendation were filed May 14, 2004 and requested that any potential cause of action against the Company "resulting from its actions as the management company" of OmniCare-MI be assigned to the creditors of OmniCare-MI who filed timely objections to its first amended Rehabilitation Plan. (The court approved that Plan on July 29, 2002.)

         At the June 17th hearing, the judge acknowledged the Company's arguments opposing the recommendation, declared he was not prejudging any claims which creditors of OmniCare-MI might pursue against the Company, and stated he would enter an appropriate order to implement the Special Deputy Rehabilitator's recommendation. On August 20, 2004, the judge entered an order assigning jointly to "those persons that are health care providers/creditors" of OmniCare-MI any "rights and/or claims for damages of any kind" of OmniCare-MI against the Company in connection with the management of OmniCare-MI. The order required establishment of a creditors committee to make all decisions whether to pursue any claim and regarding any litigation of any claim. The order approved paying $50,000 of OmniCare-MI's assets for legal expenses to investigate the merits of pursuing any litigation and, if litigation is pursued, up to $150,000 more of OmniCare-MI's assets therefor, subject to required semiannual accountings to the court.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 7, 2005                UNITED AMERICAN HEALTHCARE CORPORATION


                                      By: /s/ Stephen D. Harris
                                         ---------------------------------------
                                          Name:  Stephen D. Harris
                                          Title: Chief Financial Officer







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